Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 3 to the Registration Statement (No. 333-273150) on Form S-4 of RMG Acquisition Corp. III of our report dated July 5, 2023, relating to the consolidated financial statements of H2B2 Electrolysis Technologies, Inc. appearing in the proxy statement/prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the heading “Experts” in such proxy statement/prospectus.

/s/ RSM US LLP
Houston, Texas
December 18, 2023